Exhibit 99.4

TriSalus Life Sciences Completes Merger with MedTech Acquisition Corporation

Advances TriSalus’ Platform Focused on Improving Outcomes for Patients with Liver and Pancreatic Cancer

Expected to Advance Technology Development and Sales Growth

Advancing SD-101 Into Phase 2 Clinical Trial in Uveal Melanoma, Phase 1 Trial in Pancreatic Cancer and Continuing Clinical Trials in HCC and Cholangiocarcinoma

Provides Cash Runway through Mid-2024 to Fund Key Milestones

TriSalus’ Common Stock Expected to Begin Trading on the Nasdaq under Symbol "TLSI" on August 11, 2023

DENVER, Co. and FORT LAUDERDALE, Fla., August 11, 2023 – TriSalus Life Sciences® Inc., (TriSalus or the Company), an oncology company integrating its novel delivery technology with immunotherapy to transform treatment for patients with liver and pancreatic tumors, today announced the completion of its previously announced merger with MedTech Acquisition Corporation (Nasdaq: MTAC) (MedTech). TriSalus’ common stock and warrants are expected to commence trading on the Nasdaq Global Market under the ticker symbols “TLSI” and “TLSIW,” respectively, on August 11, 2023.

“Completing our merger with MedTech marks an important milestone in our efforts to bring to market innovative approaches to treating liver and pancreatic tumors,” said Mary Szela, President and CEO of TriSalus. “Over the last several months we have advanced our device business and generated positive clinical data that supports the potential of our immunotherapeutic program. We are moving forward with the financial resources needed to grow our commercial organization and fund our key milestones through mid-2024. We believe that we are poised to create shareholder value as we continue our work to bring hope and improved treatments to the lives of patients. Finally, I want to especially thank our MTAC and TriSalus shareholders for trusting us to create value for them. I also want to thank our employees, interventional radiologists, and clinical investors and particularly our patients for their unwavering support that has been instrumental in helping us to achieve this milestone.”

“We are excited to complete this merger with TriSalus and support the growth of its innovative devices and treatments,” said Chris Dewey, CEO of MedTech. “We believe that TriSalus has significant near and long-term value creation opportunities through its commercialization strategy and the potential to deploy SD-101 into multiple indications across several lines of therapy. We have full confidence that Mary and the experienced TriSalus team will continue working to meet significant unmet medical needs and delivering value to shareholders.”

The Company’s new board of directors consists of Mats Wahlstrom, Mary Szela, Sean Murphy, Kerry Hicks, Dr. Anil Singhal, Dr. Andrew C. von Eschenbach, Kelly Martin, David J. Matlin and Dr. Arjun (“JJ”) Desai.

Szela continued, “We welcome Andy, Kelly, JJ and David to the Board and look forward to benefiting from their experience across the medical technology, pharmaceutical, healthcare and financial industries.

Innovative Device Technology Combined with Immunotherapeutic Platform Creates Significant Upside Potential

•	Fast-Growing Core Device Business: TriSalus' commercial stage, FDA cleared TriNav® Infusion System includes the proprietary SmartValve technology. SmartValve enables precision delivery of therapeutics to tumors using the Pressure-Enabled Drug Delivery™ (PEDD) approach. The PEDD approach has been shown to modulate pressure and flow, increasing therapeutic delivery to the tumor while decreasing exposure in normal tissue – an important goal for interventional radiologists focused on better outcomes with less toxicity. PEDD brings the potential to improve patient outcomes and also brings additional expansion opportunities through the delivery of a wide variety of therapeutics. TriNav achieved $8.4 million and $12.4 million in net sales in 2021 and 2022, respectively, and is on track to generate approximately $19.2 million in net sales in 2023.

•	Robust Device Pipeline: TriSalus' technology pipeline includes a range of devices that use technology expected to substantially improve therapeutic delivery. An FDA cleared delivery system for infusing immunotherapy into pancreatic adenocarcinoma patients is currently under study at MD Anderson Cancer Center. The pipeline also includes a full suite of devices that allows interventional radiologists to optimize therapy delivery across the broad range of solid tumor types, vessel sizes, and with greater precision using intra-procedural flow dynamic data. The first new device expected in the expanded toolkit is the TriNav LV device, designed to optimally address larger vessel sizes, which received 510(k) clearance by the FDA in May 2023 and is targeted for commercial launch in the first half of 2024.

To accelerate TriSalus’ strategy, James “Jim” Alecxih was recently appointed as President, Device Technology Business. Jim will oversee the development and expansion of the Company’s portfolio of innovative infusion technologies.

•	Therapeutic Platform in Clinical Development: TriSalus is developing SD-101, an investigational immunotherapeutic designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors – an environment that can make current immunotherapies ineffective in the liver and pancreas. SD-101 is a class C TLR9 agonist with a dual mechanism of action and a differentiated profile versus other TLR agonists. In solid tumors, the drug alters the tumor microenvironment by reducing immunosuppressive myeloid-derived suppressor cells (MDSC) while simultaneously stimulating multiple immune cell types.

Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that SD-101 delivered via PEDD may have favorable immune effects within the liver and systemically. Currently SD-101 is being studied in three clinical trials for patients with uveal melanoma with liver metastases, intrahepatic cholangiocarcinoma, hepatocellular carcinoma, and pancreatic ductal adenocarcinoma.

In the studies reported to date, SD-101 in combination with systemic checkpoint inhibition and delivered with PEDD, achieved high concentrations in the liver with minimal systemic exposure and was well tolerated based on a low SD-101 treatment related serious adverse event rate of 5%, and resulted in immune cell activation and natural killer cell expansion. The immune effects in liver metastases and the blood are consistent with broad tumor microenvironment modulation and the ability of SD-101 to deplete MDSCs in the liver. These findings were highlighted during an oral discussion session at ASCO 2023.

Additional Phase 1 data readouts for the PERIO clinical trial program are planned in the fourth quarter of 2023 and a Phase 2 trial is scheduled to be initiated in the second half of 2023.

•	Well Positioned with Cash Runway: Proceeds raised in connection with the merger with MedTech, including proceeds from the recently closed private placement transaction and amounts remaining in the MedTech trust account, along with cash on hand, provides a cash runway through mid-2024 to fund key milestones.

Advisors

Cooley LLP is acting as legal counsel to TriSalus. Raymond James is acting as exclusive financial advisor to MedTech and as the sole placement agent on the convertible offering, and Paul Hastings LLP is serving as legal counsel to the placement agent. Foley & Lardner LLP is acting as legal counsel to MedTech.

For Patients

To learn more about the clinical trial treatment protocol and enrollment, visit
http://www.periotrial.com or http://www.clinicaltrials.gov and search NCT04935229, NCT05220722, and NCT05607953.

Media Contact:

press@trisaluslifesci.com

Investor Contact:

Aaron Palash / Allison Sobel

Joele Frank, Wilkinson Brimmer Katcher

+1 212 355 4449

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology company integrating novel delivery technology with immunotherapy to transform treatment for patients with liver and pancreatic tumors.

The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. PEDD is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. SD-101, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that SD-101 delivered via PEDD may have favorable immune effects within the liver and systemically.

In partnership with leading cancer centers across the country – and by leveraging deep immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on Twitter @TriSalusLifeSci and LinkedIn.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements, including but not limited to statements regarding the Company’s revenue expectations for 2023, the Company’s expectations that the proceeds from the business combination and related transactions provide a cash runway through 2024 and the potential to deploy SD-101 into multiple indications across multiple lines of therapy. Forward-looking statements generally relate to future events and can be identified by terminology such as “aim”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by MedTech and its management, and TriSalus and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the risk that the Business Combination disrupts current plans and operations of TriSalus; the outcome of any legal proceedings that may be instituted against TriSalus or MedTech related to the Merger Agreement, or the Business Combination; changes in business, market, financial, political and legal conditions; unfavorable changes in the reimbursement environment for TriSalus’ products; TriSalus’ product candidates not achieving success in preclinical or clinical trials or not being able to obtain regulatory approval, either on a timely basis or at all or subject to any conditions that negatively impact TriSalus’ ability to commercialize the applicable product candidates; TriSalus being unable to continue to grow TriNav sales; the size of the addressable markets for TriNav and SD-101, if successfully developed and approved by the applicable regulatory authorities, being less than TriSalus currently estimates; TriSalus’ ability to successfully commercialize any product candidates that it successfully develops and that are approved by applicable regulatory authorities; TriSalus’ ability to continue to fund preclinical and clinical trials for SD-101; TriSalus’ ability to partner with other companies; future economic and market conditions; the development, effects and enforcement of laws and regulations affecting TriSalus’ business or industry; TriSalus’ ability to manage future growth; TriSalus’ ability to maintain and grow its market share; the effects of competition on TriSalus’ business; the ability to implement business plans, forecasts and other expectations, and identify and realize additional opportunities; the failure to realize the anticipated benefits of the Business Combination or to realize estimated pro forma results and the underlying assumptions; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration on Form S-4 and other documents filed by the Company from time to time with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements. The Company does not give any assurance that it will achieve its expectations.